Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Forms S-8 (Nos. 333-209862, 333-217197, 333-225220, 333-232826, 333-264988 and 333-279114) and Form S-3 (Nos. 333-215583, 333-225419, and 333-267025) of Equity Bancshares, Inc. of our report dated March 07, 2025, with respect to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

Crowe LLP

Indianapolis, Indiana

March 07, 2025